Exhibit 99-1

Mannatech Announces Executive Change

(COPPELL, Texas) December 16, 2011 - Mannatech, Incorporated (NASDAQ: MTEX), has announced the resignation of one of its senior executives.

Stephen D. Fenstermacher, Chief Financial Officer and co-CEO, resigned effective December 13, 2011, to accept an opportunity with a financial services company. Mr. Fenstermacher joined Mannatech in 1998, and has served as its Chief Financial Officer since October 1999. He joined the Mannatech Senior Executive Office as co-CEO in December 2009. The Company’s Board of Directors is currently evaluating the vacancy in the Senior Executive Office resulting from Mr. Fenstermacher’s resignation.

Mannatech has promoted S. Mark Nicholls to Chief Financial Officer. Mr. Nicholls joined Mannatech in December 2007 to serve as Senior Tax Manager, and most recently served as Vice President Treasury & Tax. Prior to joining Mannatech, Mr. Nicholls served as Tax Director at Carter & Burgess, a large architectural and engineering firm in the United States, and as Chief Financial Officer for The Cirrus Group, a real estate management and development company. Additionally, Mr. Nicholls spent ten years working at public accounting firms, including PricewaterhouseCoopers and BDO Seidman. He is a Certified Public Accountant licensed in the State of Texas.

 “We are very thankful for the many contributions Steve has made at Mannatech in his 13 years of service at the company, and wish him the utmost success in his new ventures,” says co-CEO and Chief Science Officer Robert. A. Sinnott. “Moreover, we’re excited about the promotion of Mark Nicholls to Chief Financial Officer. Mark has been an integral part of the Mannatech team over the past four years. He is equally impressive in both his ability to protect Mannatech’s financial standing and in his comprehension of the growth mechanisms that influence success in the direct sales industry.”

Individuals interested in Mannatech’s products or in exploring its business opportunity can learn more at Mannatech.com.

About Mannatech
Mannatech, Incorporated, develops high-quality health, weight and fitness, and skin care products that are based on the solid foundation of nutritional science and development standards. Mannatech is dedicated to its platform of Social Entrepreneurship based on the foundation of promoting, aiding and optimizing nutrition where it is needed most around the world. Mannatech's proprietary products are available through independent sales Associates around the globe including the United States, Canada, South Africa, Australia, New Zealand, Austria, Denmark, Germany, Norway, Sweden, the Netherlands, the United Kingdom, Japan, Taiwan, Singapore, Estonia, Finland, the Republic of Ireland, Czech Republic, the Republic of Korea and Mexico. For more information, visit Mannatech.com.

Please note: This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as "intend" or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech's objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties and other factors. Some of these factors include, among others, Mannatech's inability to attract and retain Associates and Members, increases in competition, litigation, regulatory changes and its planned growth into new international markets. Although Mannatech believes that the expectations, statements and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Media Contact:

Brett Duncan
bduncan@mannatech.com
972.471.7367